Exhibit 99.1

Fusion Pharmaceuticals and TRIUMF Announce Expanded R&D

Collaboration for Actinium Supply Production

Fusion and TRIUMF to collaborate to produce actinium based on technology developed by TRIUMF

Hamilton, ON, Boston, MA, and Vancouver, BC, August 12, 2021 – Fusion Pharmaceuticals Inc. (Nasdaq: FUSN), a clinical-stage oncology company focused on developing next-generation radiopharmaceuticals as precision medicines, and TRIUMF, Canada’s particle accelerator centre, today announced that the companies have entered into the next phase of their collaboration agreement for the development, production, and supply of actinium-225. Fusion will provide to TRIUMF funding to further develop technology to produce actinium-225 and in return Fusion will have rights, including preferred access and pricing, to the resulting alpha-emitting medical isotope.

“As we advance our growing pipeline of actinium-based targeted alpha therapies (TATs), we are focused on expanding our manufacturing capabilities and continuing to proactively address and prioritize actinium supply. This supports our strategic plans to develop differentiated radiopharmaceuticals to treat a broad range of cancers with high unmet medical need,” said Fusion Chief Executive Officer John Valliant, Ph.D. “We are excited to expand our collaborative relationship with TRIUMF, a leader in isotope production, marking an important step to further expand actinium-225 production and supply.”

“Through its TAT platform technology, Fusion has the opportunity to unlock the full potential of actinium, an alpha-emitting isotope with the ability to deliver a potent, highly localized payload to cancer cells, ” said TRIUMF Innovations CEO, Kathryn Hayashi. “With this next phase, we are solidifying our partnership with a premier developer of innovative actinium radiopharmaceuticals to deepen TRIUMF’s leadership position in isotope production and impact the cancer treatment landscape.”

TRIUMF Director and CEO, Nigel Smith, Ph.D. added, “This marks an important milestone in the existing collaboration between Fusion and TRIUMF. Our partnership is generating new ideas and innovations that validate the important role TRIUMF has at the forefront of the global medical isotope ecosystem. Together TRIUMF and Fusion are laying the groundwork for major breakthroughs that will benefit the lives of countless patients around the world.”

In December 2020, Fusion and TRIUMF entered a collaboration and supply agreement to develop, produce and procure the supply of actinium-225 to Fusion. As part of this agreement, Fusion will continue its investment of up to $25 million (CAD) in TRIUMF to advance technology and processes for actinium-225 production.

About Fusion

Fusion Pharmaceuticals is a clinical-stage oncology company focused on developing next-generation radiopharmaceuticals as precision medicines. Employing a proprietary Fast-Clear™ linker technology, Fusion connects alpha particle emitting isotopes to various targeting molecules in order to selectively deliver the alpha emitting payloads to tumors. Fusion’s lead program, FPI-1434 targeting insulin-like growth factor 1 receptor, is currently in a Phase 1 clinical trial. The pipeline includes FPI-1966, targeting the fibroblast growth factor receptor 3 (FGFR3); and FPI-2059, a small molecule targeting neurotensin receptor 1 (NTSR1). In addition to a robust proprietary pipeline, Fusion has a collaboration with AstraZeneca to jointly develop novel targeted alpha therapies (TATs) and combination programs between Fusion’s TATs and AstraZeneca’s DNA Damage Repair Inhibitors (DDRis) and immuno-oncology agents. Fusion has also entered into a collaboration with Merck to evaluate FPI-1434 in combination with Merck’s KEYTRUDA® (pembrolizumab) in patients with solid tumors expressing IGF-1R. Fusion recently entered into an agreement with Hamilton, Ontario-based McMaster University to build a 27,000 square foot current Good Manufacturing Practice (GMP) compliant radiopharmaceutical manufacturing facility designed to support manufacturing of the Company’s growing pipeline of TATs.

About TRIUMF

TRIUMF is Canada’s particle accelerator centre. The lab is a hub for discovery and innovation, inspired by a half-century of ingenuity in answering some of nature’s most challenging questions. From the hunt for the smallest particles in the universe to the development of new technologies, TRIUMF is pushing frontiers in research, while training the next generation of leaders in science, medicine, and industry. Learn more about TRIUMF’s work to produce actinium-225 here.

Discover more at www.triumf.ca and connect on Facebook, Twitter, and Instagram: @TRIUMFLab.

About TRIUMF Innovations

TRIUMF Innovations Inc. is TRIUMF’s business interface and commercialization arm, connecting Canada’s particle accelerator centre to the private sector via industry partnerships, licensing, and company creation. TRIUMF Innovations provides pathways for businesses to access the expertise and infrastructure at TRIUMF and across the TRIUMF network.

Learn more at www.triumfinnovations.ca and connect on Twitter at @TRIUMFInno.

Forward Looking Statements

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding Fusion Pharmaceuticals Inc.’s (the “Company”) future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential access to actinium-225. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company or its partners will advance any technology relating to actinium-225 to development , to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials and the medical isotopes used therein; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 as filed with the SEC and in any subsequent periodic or current report that the Company files with the SEC. All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Fusion may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

Fusion Contact:

Amanda Cray

Senior Director of Investor Relations & Corporate Communications

617-967-0207

cray@fusionpharma.com

TRIUMF & TRIUMF Innovations Inquires:

Sean Lee

Head, External Relations & Interim Head, Communications

604-222-7655

seanlee@triumf.ca